Exhibit 5.1b

HUNTON & WILLIAMS LLP RIVERFRONT PLAZA, EAST TOWER 951 EAST BYRD STREET RICHMOND, VIRGINIA 23219-4074 TEL 804 • 788 • 8200 FAX 804 • 788 • 8218

FILE NO: 76441.000052

March 1, 2017

Board of Trustees

Pebblebrook Hotel Trust

7315 Wisconsin Avenue, 1100 West

Bethesda, Maryland 20814

Re:  Registration Statement on Form S-3 Regarding the Registration of Indeterminate Amount of Securities

Ladies and Gentlemen:

We have acted as special counsel to Pebblebrook Hotel Trust, a Maryland real estate investment trust (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) of the Company filed with the Securities and Exchange Commission (the “Commission”) on the date hereof pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration of (i) senior and subordinated debt securities of the Company (collectively, the “Debt Securities”), (ii) common shares of beneficial ownership of the Company, $0.01 par value per share (the “Common Shares”), (iii) preferred shares of beneficial ownership of the Company, $0.01 par value per share (the “Preferred Shares”), (iv) warrants for the purchase of securities of the Company described in clauses (i) through (iii), and (v) units for the purchase of two of more of the securities of the Company described in clauses (i) through (iv), in any combination (the “Units” and, together with the Debt Securities, the Common Shares, the Preferred Shares and the Warrants, the “Offered Securities”), having an indeterminate aggregate maximum offering price. All capitalized terms that are not defined herein have the meanings assigned to them in the Registration Statement.

The Debt Securities will be issued pursuant to one or more indentures between the Company and trustees yet to be named (collectively, the “Indentures”), the Warrants will be issued in one or more series pursuant to one or more warrant agreements (each, a “Warrant Agreement”) between the Company and the warrant agent party thereto, and the Units will be issued pursuant to one or more unit agreements (each, a “Unit Agreement”) between the Company and the unit agent party thereto.

ATLANTA   AUSTIN   BANGKOK   BEIJING   BRUSSELS   CHARLOTTE   DALLAS   HOUSTON   LONDON   LOS ANGELES

McLEAN   MIAMI   NEW YORK   NORFOLK   RALEIGH   RICHMOND   SAN FRANCISCO   TOKYO   WASHINGTON

www.hunton.com

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

As special counsel for the Company, in addition to participating in the preparation of the Registration Statement, we have examined the following documents:

(a)   the Registration Statement, including the Exhibits identified under Item 16 of the Registration Statement;

(b)   resolutions of the Board of Trustees of the Company dated February 14, 2017, adopted at a duly called meeting of the Board of Trustees, relating to, among other things, the preparation and filing of the Registration Statement and the due authorization of the Offered Securities;

(c)   the Declaration of Trust of the Company, as amended or supplemented from time to time (the “Declaration”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

(d)   the Amended and Restated Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company; and

(e)   a certificate of the SDAT as to the good standing of the Company, dated as of February 21, 2017.

Based on the foregoing, we are of the opinion that:

1.     The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.     When (a) the terms of any class or series of Debt Securities have been authorized by appropriate corporate action of the Company, (b) the Debt securities have been issued and sold upon the terms and conditions set forth in the Registration Statement (as declared effective by the Commission), the prospectus contained therein and any applicable prospectus supplement, (c) such Debt Securities have been duly executed, authenticated and delivered in accordance with the applicable Indenture and (d) the Company has received full payment therefor in accordance with appropriate corporate action of the Company, then such Debt Securities will be validly issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of such Debt Securities and the terms of the applicable Indenture, except as the enforceability thereof may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

3.     When (a) the terms of any Warrants or Units have been authorized by appropriate corporate action of the Company, (b) such Warrants or Units, as applicable, have been issued and sold upon the terms and conditions set forth in the Registration Statement (as declared effective by the Commission), the prospectus contained therein and any applicable prospectus supplement, and any applicable Warrant Agreement or Unit Agreement, (c) the certificates representing the Warrants or Units, as applicable, have been duly executed, issued and delivered in accordance with the applicable Warrant Agreement or Unit Agreement, and (d) the Company has received full payment of the consideration therefor in accordance with the appropriate corporate authorization, then such Warrants or Units, as applicable, will be validly issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and the terms of the applicable Warrant Agreement or Unit Agreement, except as the enforceability thereof may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

In expressing the opinions set forth above, we have assumed that (i) upon issuance of any Offered Securities (to the extent consisting of Warrants or Units), the total number of Common Shares and Preferred Shares issued and reserved for issuance will not exceed the total number of Common Shares or Preferred Shares, as the case may be, that the Company is authorized to issue under the Declaration, as then in effect, (ii) with respect to Debt Securities, the applicable trustee will have been qualified under the Trust Indenture Act of 1939, as amended, and a Statement of Eligibility of the Trustee on Form T-1 will have been properly filed with the Commission, and (iii) each of the applicable Debt Security, Indenture, Warrant Agreement and Unit Agreement will be governed by and construed in accordance with the laws of the State of New York.

We consent to the filing of this opinion as Exhibit 5.1b to the Registration Statement and to the reference under the heading “Legal Matters” therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

This opinion is limited to the matters stated in this letter, and no opinions may be implied or inferred beyond the matters expressly stated in this letter. The opinions expressed in this letter speak only as of its date. We do not undertake to advise you of any changes in the opinions expressed herein from matters that might arise or be brought to our attention.

We do not purport to express any opinion as to the effect of any laws other than (a) the laws of the State of New York, (b) the Federal laws of the United States of America and (c) the Maryland REIT Law. With respect to all matters of Maryland REIT Law, we have relied upon the opinion, dated the date hereof, of Venable LLP, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in the opinion of Venable LLP.

Very truly yours,

/s/ Hunton & Williams LLP